UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________________

FORM 8-K

________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): October 26, 2017

FLITWAYS TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55316	47-2489112
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Corporate Pointe, Suite 550

Culver City, CA 90230

 (Address of principal executive offices)

Phone: (855) 710-0915

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company          ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03 – MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

Certificate of Designation of Series A Preferred Stock

On October 26, 2017, the Board of Directors, with the approval of a majority vote of its shareholders approved the filing of a Certificate of Designation establishing the designations, preferences, limitations and relative rights of the Company’s Series A Preferred Stock (the “Designation” and the “Series A Preferred Stock”).  The Board of Directors authorized the issuance of 1,000,000 shares of Series A Preferred Stock, which the Board agreed to issue to the Preferred Shareholders or its assigns, upon the Company filing the Certificate of Designation with the Nevada Secretary of State. The terms of the Certificate of Designation of the Series A Preferred Stock, which was filed and approved by the State of Nevada on October 26, 2017, include the right to vote in aggregate, on all shareholder matters equal to 1,000 votes per share of Series A Preferred Stock and each Series A Preferred Stock share are not convertible into shares of our common stock.

A copy of the Certificate of Designation that was filed with the Nevada Secretary of State on October 26, 2017, is attached hereto as Exhibit 3.01 of this Report and is incorporated by reference herein.

ITEM 9.01 - Financial Statements and Exhibits

(d) Exhibits

Exhibit 3.01	Copy of the Certificate of Designation of Series A Preferred Stock, dated October 26, 2017, filed with the Nevada Secretary of State	Filed Herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLITWAYS TECHNOLOGY, INC.

Date: November 14, 2017

By: /s/ Tobi Mac Aro

Tobi Mac Aro

President & CEO

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